UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2023

BELONG ACQUISITION CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40648	86-1450752
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

202 Washington Street, Suite 401
Brookline, MA 02445

(Address of Principal Executive Offices) (Zip Code)

(215) 731-9450

Registrant’s telephone number, including area code

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

(Title of each class)	(Trading Symbol)	(Name of exchange on which registered)
Class A common stock, par value $0.0001 per share	BLNG	Nasdaq Capital Market
Warrants, each whole warrant exercisable for one share of Class A common stock	BLNGW	Nasdaq Capital Market
Units, each consisting of one share of Class A common stock and one-half of one redeemable warrant	BLNGU	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2023, George Arison resigned as a member of the Board of Directors (the “Board”) of Belong Acquisition Corp. (the “Company”). Mr. Arison also resigned as a member of the Board’s audit committee and compensation committee. Mr. Arison’s resignation did not result from any disagreements with the Company on any matter relating to its operations, policies, or practices. The size of the Board will be six following the resignation.

Effective February 1, 2023, Dr. Jennifer Turner, an existing independent member of the Board, was appointed to replace Mr. Arison on the audit committee. Also on February 1, 2023, Mr. Dhani Jones, an existing independent member of the Board, was appointed to replace Mr. Arison on the compensation committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2023	BELONG ACQUISITION CORP.

	By:	/s/ Peter Saldarriaga
Peter Saldarriaga
Chief Executive Officer and Chief Financial Officer